Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Reports Second Quarter 2020 Financial Results

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA, WI – August 14, 2020 -- Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), an innovation leader in commercial intelligent automation and energy management solutions for Hospitality, Healthcare, Education, Military and Residential markets announces financial results for the quarter ended June 30, 2020. Management will host a teleconference at 4:30pm ET today to discuss these results with the financial community.

“While 2020 has been a difficult year throughout the economy, our target markets have been affected especially hard,” stated Jason Tienor, Telkonet’s CEO. “Although we saw increased customer orders placed at the end of the second quarter, the first and second quarters were fundamentally impacted as certain customers in the Hospitality and Educational industries, Telkonet’s largest revenue segments, were forced to close their operations due to the pandemic. Ongoing activity within secondary markets, international efforts and strategic discussions will continue to be areas of focus for the Company.”

Operational Summary:

For the six month period ended June 30, 2020:

•	Gross profit percentage increased 2% to 40% for the six months ended June 30, 2020, compared to the prior year period. This was primarily driven by an improved gross profit percentage on reoccurring revenue due to decreases in call center staffing as the Company migrated to a combination of internal and external solutions.
•	Import tariffs resulted in an adverse impact of approximately 7% on gross profits for the six months ended June 30, 2020, compared to approximately 9% for the prior year period.
•	Received $0.91 million in loan proceeds under the Paycheck Protection Program authorized by the Keeping American Workers Employed and Paid Act, which is part of the Coronavirus Aid, Relief, and Economic Security Act.
•	Awarded additional phase in large scale hospitality project in Las Vegas, NV.

“While the ongoing difficulties in Telkonet’s target markets currently creates broad uncertainty in our business, we remain bullish on our prospects moving forward based on our prior year's results entering into the year as well as our ongoing strategic discussions for Telkonet’s future,” continues Tienor. “With continued execution of our strategic priorities to position for the long-term recovery, including operational efficiencies, ongoing cost-savings measures and market expansion, we hope to see a rapid return to pre-pandemic levels once the economy stabilizes."

Financial Summary

For the three and six month periods ended June 30, 2020:

Total Revenue: Decreased 64% to $1.28 million and 51% to $3.09 million, respectively, when compared to respective prior year periods.

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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Product Revenue: Product revenue, which principally arises from the sale and installation of our energy management platform, decreased 67% to $1.10 million and 55% to $2.71 million, respectively, when compared to respective prior year periods.

Recurring Revenue: Recurring revenue, which principally arises from call center support services, decreased 6% to $0.18 million and increased 2% to $0.37 million, respectively, when compared to respective prior year periods.

Gross Profit: Gross profit decreased 70% to $0.42 million and 49% to $1.23 million, respectively, when compared to respective prior year periods.

Net Loss: Net losses increased 83% to $0.95 million and 17% to $1.60 million, respectively, when compared to respective prior year periods.

Teleconference

Date: Friday, August 14, 2020

Time: 4:30 pm ET (3:30 pm CT, 1:30 pm PT)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until August 28, 2020, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID# 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), operating income (loss), or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the years ended December 31, 2019 and 2018, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as the impact of the COVID-19 pandemic on the Company’s operations and financial results as well as the economy generally, competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues, net:
Product	$1,103,371	$3,380,892	$2,712,633	$5,967,561
Recurring	178,311	189,143	372,473	365,676
Total Net Revenue	1,281,682	3,570,035	3,085,106	6,333,237

Cost of Sales:
Product	835,871	2,077,066	1,802,474	3,767,664
Recurring	25,797	77,072	48,569	163,114
Total Cost of Sales	861,668	2,154,138	1,851,043	3,930,778

Gross Profit	420,014	1,415,897	1,234,063	2,402,459

Operating Expenses:
Research and development	291,849	425,670	661,092	912,296
Selling, general and administrative	1,056,721	1,476,719	2,127,331	2,799,767
Depreciation and amortization	14,743	17,043	29,538	33,975
Total Operating Expenses	1,363,313	1,919,432	2,817,961	3,746,038

Operating Loss	(943,299)	(503,535)	(1,583,898)	(1,343,579)

Other Expenses:
Interest expense, net	(6,904)	(15,040)	(15,584)	(20,600)
Total Other Expense	(6,904)	(15,040)	(15,584)	(20,600)

Loss before Provision for Income Taxes	(950,203)	(518,575)	(1,599,482)	(1,364,179)

Income Tax Provision (Benefit)	(106)	–	3,116	–
Net Loss Attributable to Common Stockholders	$(950,097)	$(518,575)	$(1,602,598)	$(1,364,179)

Net Loss per Common Share:
Basic – net loss attributable to common stockholders	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Diluted – net loss attributable to common stockholders	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding – basic	136,311,335	135,085,519	135,814,956	134,477,460
Weighted Average Common Shares Outstanding – diluted	136,311,335	135,085,519	135,814,956	134,497,822

See accompanying notes to the unaudited condensed consolidated financial statements

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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RECONCILIATION OF NET LOSS

TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net loss	$(950,097)	$(518,575)	$(1,602,598)	$(1,364,179)
Interest expense, net	6,904	15,040	15,584	20,600
Income tax provision (benefit)	(106)	–	3,116	–
Depreciation and amortization	14,743	17,043	29,538	33,975
EBITDA	(928,556)	(486,492)	(1,554,360)	(1,309,604)
Adjustments:
Stock-based compensation	1,815	1,815	3,631	3,631
Adjusted EBITDA	$(926,741)	$(484,677)	$(1,550,729)	$(1,305,973)

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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